EXHIBIT 5


INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 941
ATLANTA, GA  30370

Date:October 7, 1993                Employee Identification Number:  23-2119242
                                    File Folder Number:  560011445

EXIDE ELECTRONICS CORPORATION                         Person to Contact:
C/O ATTY. H. FRASIER IVES                                     RAMONA BROOKS
MOORE & VAN ALLEN LAW OFFICES                         Contact Telephone Number:
FL 47/ 100 NORTH TYRON STREET                                 (404) 331-4103
CHARLOTTE, NC  28202-4003
                                                Plan Name:
                                                EXIDE ELECTRONICS CORPORATION
                                                401K RETIREMENT BENEFIT PLAN
                                                Plan Number:  004



Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is also applicable for the amendment(s) adopted on 06/03/93.

         This determination letter is applicable for the plan adopted on 12/27/88.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

EXIDE ELECTRONICS CORPORATION

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

Paul Williams
District Director

Enclosures:
Publication 794